Exhibit 99.1

WATERSTONE FINANCIAL, INC.

WATERSTONE BANK

11200 W. PLANK CT.

WAUWATOSA, WI 53226

Contact:

Mark R. Gerke

Chief Financial Officer

414.459.4012

markgerke@wsbonline.com

FOR IMMEDIATE RELEASE

Waterstone Financial Announces Election of New Board Members

Wauwatosa, Wis. — July 9, 2025  —  Waterstone Financial, Inc. (NASDAQ: WSBF) announced today that its Board of Directors has elected Molly Mulroy and Laura Piotrowski to serve on the Board of Directors of both WaterStone Bank and Waterstone Financial, effective July 22, 2025.

“We are honored to have Molly and Laura join the Board of Directors of WaterStone Bank and Waterstone Financial and help guide our organization,” said Pat Lawton, Chair of the Board. “Each brings a wealth of experience, proven strategic leadership skills, and a shared commitment to delivering value to our customers, employees, shareholders, and the communities we serve. We are excited to welcome their respective talents to the Waterstone family.”

Molly Mulroy currently serves as Executive Vice President and Chief Administrative Officer of WEC Energy Group, one of the nation’s largest electric generation and natural gas delivery holding companies with utility subsidiaries serving 4.7 million customers. Since 2021, she has overseen Administrative Services, Facility Management, Human Resources, IT Services, Supply Chain, IT System Strategy, and Development.

Previously, Mulroy served as Vice President and Chief Information Officer, leading enterprise-wide information technology, including cybersecurity and infrastructure. Since joining WEC Energy Group in 1999, she has held leadership positions in Customer Service, Finance, Wholesale Energy and Fuels, Regulatory Affairs, and State Government Affairs.

She holds a bachelor’s degree from the University of Minnesota and an MBA from the University of Chicago. Mulroy is active in the Milwaukee community and currently serves on the boards of Milwaukee Ballet and Milwaukee Women, Inc., and chairs the boards of Milwaukee Tech Hub and Next Door Foundation.

“I am grateful for the opportunity join the Waterstone Financial Board and excited about the opportunities ahead,” said Mulroy. “I look forward to working with the Board and leadership team to further the company’s mission, value, and impact.”

Laura Piotrowski is the Chief Executive Offer and President of Cavendish Vernal, a strategic advisory firm she founded in 2017. Cavendish Vernal provides strategic business planning, executive advising, succession planning, finance and human resource advising, executive coaching, and leadership development services.

Previously, she was Executive Vice President of The Benefit Companies, where she provided strategic and executional leadership for the organization. Piotrowski has also held senior finance roles, including Chief Financial Officer of Stein’s Garden & Home and Managing Director of Finance for Robert W. Baird & Co.

She earned her bachelor’s degree from the University of Wisconsin-Milwaukee and an Executive MBA from Marquette University. She is a Certified Public Accountant (CPA) and a SHRM Senior Certified Professional (SHRM-SCP). Piotrowski also serves on the board of Ronald McDonald House Charities of Southeastern Wisconsin.

“I am honored to join the WaterStone Board of Directors and excited to contribute to this great organization,” said Piotrowski.  “As a business owner, I understand the critical role community-focused banks play in our community.”

About Waterstone Financial, Inc:

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

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